UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2026

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8665 New Trails Drive, Suite 100, The Woodlands, Texas	77381
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported, on July 28, 2025, Chart Industries, Inc., a Delaware corporation (“Chart”), Baker Hughes Company, a Delaware corporation (“Baker Hughes”), and Tango Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Baker Hughes (“Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), pursuant to which Chart will be acquired by Baker Hughes through a merger of Merger Sub with and into Chart (the “Merger”), with Chart surviving the Merger as an indirect wholly owned subsidiary of Baker Hughes.

Following the previously reported submission of a Form CO with the European Commission (the “EC”) on May 21, 2026, Chart and Baker Hughes confirm that they are in discussions with the EC regarding possible commitments in order to procure clearance of the Merger by the EC in its initial Phase I review period. The proposed commitments, if adopted, are not expected to have a material impact upon the commercial rationale for, or the benefits of, the Merger.

Based on the prescribed timelines for the Phase I review, including an extension of the Phase I review period as a result of the commitments under discussion, and subject to receipt of the EC’s approval and customary closing conditions, Chart continues to expect the Merger to close in July 2026.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934, as amended (each a “forward-looking statement”). All statements, other than historical facts, including statements regarding the presentation of Chart’s operations in future reports and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “would,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target,” “goal” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ include, but are not limited to: potential delays in consummating the Merger, including as a result of failure to receive any regulatory approvals (or any conditions, limitations or restrictions placed on such approvals); the possibility that competing offers or acquisition proposals may be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require Chart to pay a termination fee; unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; unexpected future capital expenditures; the possibility that the transaction with Baker Hughes may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the effect of the announcement, pendency or completion of the Merger on the parties’ business relationships and business generally; risks that the Merger disrupts current plans and operations of Chart or Baker Hughes and potential difficulties in employee retention as a result of the Merger, as well as the risk of disruption of management and ongoing business operations during the pendency of, the Merger; uncertainties as to whether the Merger will be consummated on the anticipated timing or at all. Other important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, the risk factors identified in the “Risk Factors” section of Part 1 of Item 1A of Chart’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 27, 2026, and those set forth from time-to-time in other filings by Chart with the SEC. These documents are available through Chart’s website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system at http://www.sec.gov.

Any forward-looking statements speak only as of the date of this Current Report on Form 8-K. Chart does not undertake any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART INDUSTRIES, INC.

	By:	/s/ Gerald F.Vinci
	Name:	Gerald F. Vinci
	Title:	President (Principal Executive Officer)

Date: June 22, 2026

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